Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 108 to the Registration Statement on Form N-1A of our reports dated April 15, 2014, relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Report to Shareholders of Fidelity Select Portfolios: Automotive Portfolio, Construction and Housing Portfolio, Consumer Discretionary Portfolio, Leisure Portfolio, Multimedia Portfolio, Retailing Portfolio, Biotechnology Portfolio, Health Care Portfolio, Medical Delivery Portfolio, Medical Equipment and Systems Portfolio, and Pharmaceuticals Portfolio; of our reports dated April 17, 2014, relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Report to Shareholders of Fidelity Select Portfolios: Chemicals Portfolio, Gold Portfolio, Materials Portfolio, Consumer Staples Portfolio, Air Transportation Portfolio, Defense and Aerospace Portfolio, Industrial Equipment Portfolio, Transportation Portfolio, Industrials Portfolio, Environment and Alternative Energy Portfolio, Telecommunications Portfolio and Wireless Portfolio; of our report dated April 11, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity Select Portfolios: Utilities Portfolio; of our reports dated April 14, 2014, relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Report to Shareholders of Fidelity Select Portfolios: Financial Services Portfolio, Brokerage and Investment Management Portfolio, Insurance Portfolio, Consumer Finance Portfolio, Banking Portfolio, Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio and Natural Resources Portfolio and of our report dated April 16, 2014, relating to the financial statements and financial highlights which appears in the February 28, 2014 Annual Report to Shareholders of Fidelity Select Portfolios: Computers Portfolio, Electronics Portfolio, Software and Computer Services Portfolio, Technology Portfolio, IT Services Portfolio and Communications Equipment Portfolio which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 24, 2014